Exhibit 25(a)

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of a Trustee

Pursuant to Section 305 (b)(2)

CITIBANK, N.A.

(Exact name of Trustee as specified in its charter)

A National Banking Association	13-5266470
(Jurisdiction of incorporation or organization	(I.R.S. Employer
if not a U.S. national bank)	Identification No. )

399 Park Avenue,
New York, New York	10043
(Address of principal executive office)	(Zip Code)

Citibank, N.A.

388 Greenwich Street, 14th floor

New York, N.Y. 10013

(212) 816-5805

(Name, address, and telephone number of agent for service)

WELLS FARGO & COMPANY

(Exact name of obligor as specified in its charter)

Delaware	41-0449260
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

420 Montgomery Street
San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

SENIOR DEBT SECURITIES

(Title of Indenture Securities)

Item 1. General Information.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency	Washington, D.C.

Federal Reserve Bank of New York	33 Liberty Street, New York, NY

Federal Deposit Insurance Corporation	Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Items 3-15.	Not Applicable.

Item 16.	List of Exhibits.

List below all exhibits filed as a part of this Statement of Eligibility.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 filed as exhibit to the Filing 305B2 dated October 5, 2012 under File No. 333-183223).

Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 filed May 5, 2014 under File No. 333-195697).

Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 filed May 5, 2014 under File No. 333-195697).

Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 filed as exhibit to the Filing 305B2 dated October 5, 2012 under File No. 333-183223).

Exhibit 5 - Not applicable.

Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 filed May 5, 2014 under File No. 333-195697).

Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of September 30, 2016- attached)

Exhibit 8 - Not applicable.

Exhibit 9 - Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 13th day of February, 2017.

CITIBANK, N.A.

By	/s/ Cirino Emanuele
Cirino Emanuele
Vice President

Exhibit 7

CONSOLIDATED BALANCE SHEET	Citigroup Inc. and Subsidiaries
(UNAUDITED)

In millions of dollars	September 30, 2016 (Unaudited)	December 31, 2015

Assets
Cash and due from banks (including segregated cash and other deposits)	$23,419	$20,900
Deposits with banks	132,571	112,197
Federal funds sold and securities borrowed or purchased under agreements to resell (including $143,618 and $137,964 as of September 30, 2016 and December 31, 2015, respectively, at fair value)	236,045	219,675
Brokerage receivables	36,112	27,683
Trading account assets (including $97,370 and $92,123 pledged to creditors at September 30, 2016 and December 31, 2015, respectively)	263,352	249,956
Investments:
Available for sale (including $8,413 and $10,698 pledged to creditors as of September 30, 2016 and December 31, 2015, respectively)	308,117	299,136
Held to maturity (including $1,216 and $3,630 pledged to creditors as of September 30, 2016 and December 31, 2015, respectively)	38,588	36,215
Non-marketable equity securities (including $1,977 and $2,088 at fair value as of September 30, 2016 and December 31, 2015, respectively)	8,235	7,604

Total investments	$354,940	$342,955
Loans:
Consumer (including $31 and $34 as of September 30, 2016 and December 31, 2015, respectively, at fair value)	328,702	325,785
Corporate (including $3,939 and $4,971 as of September 30, 2016 and December 31, 2015, respectively, at fair value)	309,733	291,832

Loans, net of unearned income	$638,435	$617,617
Allowance for loan losses	(12,439)	(12,626)

Total loans, net	$625,996	$604,991
Goodwill	22,539	22,349
Intangible assets (other than MSRs)	5,358	3,721
Mortgage servicing rights (MSRs)	1,270	1,781
Other assets (including $6,460 and $6,121 as of September 30, 2016 and December 31, 2015, respectively, at fair value)	116,515	125,002

Total assets	$1,818,117	$1,731,210

The following table presents certain assets of consolidated variable interest entities (VIEs), which are included in the Consolidated Balance Sheet above. The assets in the table below include those assets that can only be used to settle obligations of consolidated VIEs, presented on the following page, and are in excess of those obligations. Additionally, the assets in the table below include third-party assets of consolidated VIEs only and exclude intercompany balances that eliminate in consolidation.

In millions of dollars	September 30, 2016 (Unaudited)	December 31, 2015

Assets of consolidated VIEs to be used to settle obligations of consolidated VIEs
Cash and due from banks	$262	$153
Trading account assets	585	583
Investments	5,057	5,263
Loans, net of unearned income
Consumer	52,837	58,772
Corporate	20,849	22,008

Loans, net of unearned income	$73,686	$80,780
Allowance for loan losses	(1,800)	(2,135)

Total loans, net	$71,886	$78,645
Other assets	166	150

Total assets of consolidated VIEs to be used to settle obligations of consolidated VIEs	$77,956	$84,794

Statement continues on the next page.

CONSOLIDATED BALANCE SHEET	Citigroup Inc. and Subsidiaries
(Continued)

In millions of dollars, except shares and per share amounts	September 30, 2016 (Unaudited)	December 31, 2015

Liabilities
Non-interest-bearing deposits in U.S. offices	$141,899	$139,249
Interest-bearing deposits in U.S. offices (including $479 and $923 as of September 30, 2016 and December 31, 2015, respectively, at fair value)	288,094	280,234
Non-interest-bearing deposits in offices outside the U.S.	75,956	71,577
Interest-bearing deposits in offices outside the U.S. (including $941 and $667 as of September 30, 2016 and December 31, 2015, respectively, at fair value)	434,303	416,827

Total deposits	$940,252	$907,887
Federal funds purchased and securities loaned or sold under agreements to repurchase (including $42,939 and $36,843 as of September 30, 2016 and December 31, 2015, respectively, at fair value)	153,124	146,496
Brokerage payables	61,921	53,722
Trading account liabilities	131,649	117,512
Short-term borrowings (including $2,599 and $1,207 as of September 30, 2016 and December 31, 2015, respectively, at fair value)	29,527	21,079
Long-term debt (including $27,535 and $25,293 as of September 30, 2016 and December 31, 2015, respectively, at fair value)	209,051	201,275
Other liabilities (including $2,369 and $1,624 as of September 30, 2016 and December 31, 2015, respectively, at fair value)	59,903	60,147

Total liabilities	$1,585,427	$1,508,118

Stockholders’ equity
Preferred stock ($1.00 par value; authorized shares: 30 million), issued shares: 770,120 as of September 30, 2016 and 668,720 as of December 31, 2015, at aggregate liquidation value	$19,253	$16,718
Common stock ($0.01 par value; authorized shares: 6 billion), issued shares: 3,099,482,042 as of September 30, 2016 and December 31, 2015	31	31
Additional paid-in capital	107,875	108,288
Retained earnings	143,678	133,841
Treasury stock, at cost: September 30, 2016—249,751,794 shares and December 31, 2015—146,203,311 shares	(12,069)	(7,677)
Accumulated other comprehensive income (loss)	(27,193)	(29,344)

Total Citigroup stockholders’ equity	$231,575	$221,857
Noncontrolling interest	1,115	1,235

Total equity	$232,690	$223,092

Total liabilities and equity	$1,818,117	$1,731,210

The following table presents certain liabilities of consolidated VIEs, which are included in the Consolidated Balance Sheet above. The liabilities in the table below include third-party liabilities of consolidated VIEs only and exclude intercompany balances that eliminate in consolidation. The liabilities also exclude amounts where creditors or beneficial interest holders have recourse to the general credit of Citigroup.

In millions of dollars	September 30, 2016 (Unaudited)	December 31, 2015

Liabilities of consolidated VIEs for which creditors or beneficial interest holders do not have recourse to the general credit of Citigroup
Short-term borrowings	$11,205	$11,965
Long-term debt	24,780	31,273
Other liabilities	1,433	2,099

Total liabilities of consolidated VIEs for which creditors or beneficial interest holders do not have recourse to the general credit of Citigroup	$37,418	$45,337

The Notes to the Consolidated Financial Statements are an integral part of these Consolidated Financial Statements.